Exhibit 99.1

For Immediate Release

   NEWS RELEASE

Contacts:

Gastar Exploration Inc.

Michael A. Gerlich, Chief Financial Officer

713-739-1800 / mgerlich@gastar.com

Investor Relations Counsel:
Lisa Elliott, Dennard▪Lascar Investor Relations                                                 713-529-6600 / lelliott@DennardLascar.com

Gastar Exploration Announces Efforts to Consider Restructuring Transaction Proposals

HOUSTON, August 1, 2018 - Gastar Exploration Inc. (NYSE American: GST) (“Gastar” or the “Company”) announced today that it is considering potential strategic transactions, including financing, refinancing, sale, or merger transactions, and is encouraging proposals from existing stakeholders and interested third-parties.

As previously announced, the board of directors of Gastar (the “Board”) has appointed Jerry R. Schuyler, Randolph C. Coley and Harry Quarls to serve as members of a Board committee tasked with exploring financial, transactional, and strategic alternatives, including a potential restructuring of Gastar’s balance sheet.

Mr. Schuyler, the interim Chief Executive Officer and Board Chairman of Gastar, commented: “We are running an open process to consider all strategic transactions, including financing, refinancing, sale, or merger transactions, or other forms of restructuring.  We encourage all existing stakeholders and interested third-parties to participate.”

Gastar previously disclosed in its Form 8-K filed on July 23, 2018 that it received a non-binding preliminary term sheet from funds affiliated with Ares Management, L.P. (“Ares”) proposing a potential restructuring transaction through a sale, among other means.  As disclosed, Gastar continues to review and evaluate the Ares proposal, and is open to and will similarly evaluate any other proposals from other stakeholders or third-parties.

Gastar has retained Kirkland & Ellis LLP, as legal advisor and Perella Weinberg Partners L.P. and Tudor Pickering & Holt L.P., as financial advisors.  Parties interested in participating in Gastar’s process should contact Kevin Cofsky of Perella Weinberg Partners at 212.287.3357/kcofsky@pwpartners.com or Chad Michael of Tudor Pickering at 713.333.7101/cmichael@tphco.com.

About Gastar Exploration

Gastar is a pure-play Mid-Continent independent energy company engaged in the exploration, development, and production of oil, condensate, natural gas, and natural gas liquids in the United States.  Gastar’s principal business activities include the identification, acquisition and subsequent exploration and development of oil and natural gas properties with an emphasis on unconventional reserves, such as shale resource plays.  Gastar holds a concentrated acreage position in the normally pressured oil window of the STACK Play, an area of central Oklahoma which is home to multiple oil and natural gas-rich reservoirs including the Meramec, Oswego, Osage, Woodford, and Hunton formations. For more information, visit Gastar’s website at www.gastar.com.

Forward Looking Statements

This news release includes “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Forward looking statements express our current expectations, opinion, belief or forecasts of future events and performance.  A statement identified by the use of forward looking words including “may,” “expects,” “projects,” “anticipates,” “plans,” “believes,” “estimate,” “will,” “should,” and certain of the other foregoing statements may be deemed forward-looking statements.  Although Gastar believes that the expectations reflected in such forward-looking statements are reasonable, these statements involve risks and uncertainties that may cause actual future activities and results to be materially different from those suggested or described in this news release.  These include risks described in Gastar’s Annual Report on Form 10-K and other filings with the U.S. Securities and Exchange Commission (“SEC”), available at the SEC’s website at www.sec.gov.  By issuing forward looking statements based on current expectations, opinions, views or beliefs, Gastar has no obligation and, except as required by law, is not undertaking any obligation, to update or revise these statements or provide any other information relating to such statements.

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